EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Managed Portfolio Series, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Managed Portfolio Series for the period ended November 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Managed Portfolio Series for the stated period.

/s/ Brian R. Wiedmeyer	/s/ Benjamin J. Eirich
Brian R. Wiedmeyer Principal Executive Officer	Benjamin J. Eirich Principal Financial Officer

Dated:	February 6, 2025	Dated:	February 6, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Managed Portfolio Series for purposes of Section 18 of the Securities Exchange Act of 1934.